EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement No. 333-62585 of The Pantry, Inc. on Form S-8 of our report dated December 18, 1998 appearing in this Annual Report on Form 10-K of The Pantry, Inc. for the year ended September 24, 1998.




/s/ Deloitte & Touche LLP



Raleigh, North Carolina
December 23, 1998